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                                                                   EXHIBIT 10.80



                              FIFTH AMENDMENT TO
                 FIRST AMENDED AND RESTATED CREDIT AGREEMENT


      THIS FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT
AGREEMENT (the "Amendment"), dated as of June 26, 1998, is entered into between the Lenders party hereto, BANKERS TRUST COMPANY, a New York banking corporation, as agent for the Lenders (the "Agent"), DORAL FINANCIAL CORPORATION (formerly known as First Financial Caribbean Corporation), a corporation organized under the laws of the Commonwealth of Puerto Rico ("DFC"), and DORAL MORTGAGE CORPORATION, a corporation organized under the laws of the Commonwealth of Puerto Rico and a wholly-owned subsidiary of DFC ("DMC", and together with DFC, each a "Borrower" and collectively, the "Borrowers"), with reference to the First Amended and Restated Credit Agreement, dated as of September 25, 1996, between the Borrowers, the Agent and the lenders party thereto (as amended by the First Amendment to First Amended and Restated Credit Agreement and Certain Other Loan Documents dated as of January 8, 1997, the Second Amendment to First Amended and Restated Credit Agreement dated as of March 28, 1997, the Third Amendment to First Amended and Restated Credit Agreement dated as of June 27, 1997, and the Fourth Amendment to First Amended and Restated Credit Agreement dated as of November 5, 1997, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

      The Lenders, the Agent and the Borrowers wish to amend the Credit Agreement as set forth herein.

      ACCORDINGLY, the parties hereto agree as follows:

      Section 1.   Amendments to Credit Agreement.

      (a) The Facility 1 Commitment and Facility 2 Commitment of each Lender shall be amended as set forth opposite such Lender's name on the signature pages hereto, as each such Commitment may be reduced from time to time pursuant to
Section 8.6(c) of the Credit Agreement.

      (b) The following new definitions shall be added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

            "RECOURSE SERVICING PORTFOLIO REPORT" shall mean a report prepared by the Borrowers in substantially the form set forth in Exhibit T-2, including the following information: the recourse Mortgage Loan or Mortgage-Backed Security investor; the type of recourse (i.e. limited or full); delinquency and foreclosure rates on the Borrowers' recourse servicing portfolio; the amount of risk weighted capital required to support DFC's consolidated recourse exposure; and consolidated total capital to risk weighted assets in both amount and ratio terms.




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            "SERVICING COMMITMENTS" shall mean the "Commitments" as such term is defined in the Servicing Credit Agreement.

            "SERVICING EVENT OF DEFAULT" shall mean an "Event of Default" as such term is defined in the Servicing Credit Agreement.

            "SERVICING OBLIGATIONS" shall mean the "Obligations" as such term is defined in the Servicing Credit Agreement.

            "YEAR 2000 ISSUE" shall mean the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.


      (c) The following definitions in Section 1.1 of the Credit Agreement shall be amended to read as follows:

            "COLLATERAL VALUE OF THE PLEDGED SERVICING PORTFOLIO" shall mean, at the time of determination thereof, an amount equal to the lesser of
            (i) 70% of the fair market value of the servicing rights relating to the mortgage loans included in the Pledged Servicing Portfolio and
            (ii) 1.10% of the unpaid principal balance of the mortgage loans included in the Pledged Servicing Portfolio (in each case as reflected on the most recent Pledged Servicing Valuation Report delivered to the Agent).

            "EURODOLLAR INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, the period commencing on the Borrowing Date or a Conversion/Continuation Date for such Eurodollar Loan, as the case may be, and ending one, two or three months thereafter as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided that (a) any Eurodollar Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Eurodollar Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Eurodollar Interest Period that begins on the last Eurodollar Business Day of a calendar month or any Eurodollar Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period shall end on the last Eurodollar Business Day of such calendar month at the end of such Eurodollar Interest Period; and
            (c) no Eurodollar Interest Period shall end after the Maturity Date.





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            "MATURITY DATE" shall mean June 25, 1999; provided that upon the written request of the Borrowers to the Agent, the Lenders may elect to extend the Maturity Date on terms as they may deem appropriate in their sole discretion.

            "OBLIGATIONS" shall mean, collectively, (i) the unpaid principal of and interest on the Loans and any Notes and all other obligations and liabilities of each of the Borrowers to the Agent, the Collateral Agents and the other Secured Parties (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether or not jointly owed with others, liquidated or unliquidated, or now existing or hereafter incurred, and whether or not from time to time decreased or extinguished and later increased, created or incurred, which may arise under, out of, or in connection with, this Agreement, the Loans, any Notes, the Security Agreements, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any of the Agent, the Collateral Agents or any of the other Secured Parties that are required to be paid by the Borrowers pursuant to the terms of this Agreement, the Security Agreements or any other Loan Document), and (ii) the Servicing Obligations; provided that any reference in the Loan Documents to acceleration of the Obligations shall be deemed to refer only to the acceleration of the obligations referred to in clause (i) above.

            "PLEDGED SERVICING PORTFOLIO REPORT" shall mean a report prepared by the Borrowers in the format prescribed by the Mortgage Bankers' Association of America listing the FNMA/GNMA /FHLMC statistics and the other information shown on Exhibit T-1.

            "SERVICING CREDIT AGREEMENT" shall mean the First Amended and Restated Credit Agreement, dated as of June 26, 1998, between the Borrowers, Bankers Trust Company, as Agent thereunder, and the lenders party thereto from time to time, as amended, supplemented or otherwise modified from time to time.

            "SERVICING SECURITY AGREEMENT" shall mean the First Amended and Restated Security Agreement dated as of June 26, 1998, between the Servicing Collateral Agent and the Borrowers, as amended, supplemented or otherwise modified from time to time.


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      (d) The definition of "BOOK NET WORTH" set forth in Section 1.1 of the
Credit Agreement and Sections 3.1(b)(iv), 4.4(a) and 4.4(d) of the Credit Agreement shall be amended by replacing "December 31, 1995" with "December 31, 1997".

      (e) The definition of "ELIGIBLE MORTGAGE LOAN" set forth in Section 1.1 of the Credit Agreement shall be amended by (i) deleting the "and" at the end of clause (o) thereof, (ii) changing "." at the end of clause (p) thereof to "; and", and (iii) adding the following new clause (q) immediately following clause
(p) thereof:

            "(q) such Mortgage Loan is not a "B or C mortgage loan" (as such term is customarily used in the mortgage banking industry), provided that any Mortgage Loan that is rated "B" or higher and that qualifies for insurance by a nationally recognized mortgage insurance company shall not be excluded as an Eligible Mortgage Loan as a result of this clause (q) unless the collateral value of such Mortgage Loan, when added to the collateral value of all other Mortgage Loans then included as Eligible Mortgage Loans under this clause (q), exceeds fifteen percent (15%) of the aggregate Facility 1 Commitments."

      (f) Section 2.1(d) of the Credit Agreement shall be amended by replacing "$3,000,000" in clause (ii) thereof with "$5,000,000".

      (g) Section 4.4(b) of the Credit Agreement shall be amended by replacing
(i) "June 30, 1996" with "April 30, 1998", and (ii) "six months" with "four months".

      (h) The following new Section 4.15 shall be added to the Credit Agreement immediately following Section 4.14 thereof:

            "SECTION 4.15  YEAR 2000 ISSUE

            Each Borrower and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for such Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of such Borrower and its Subsidiaries interface). The costs to such Borrower and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to such Borrower or any of its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Potential Default or Event of Default or to have a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of such Borrower or any of its Subsidiaries."


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      (i) Section 5.1(a)(x)(C) of the Credit Agreement shall be amended to read as follows:

            "(C) As soon as available and in any event no later than thirty (30) days after the end of each six-month period ended June 30 and December 31 of each year, commencing with the six-month period ending June 30, 1998, a Pledged Servicing Portfolio Report dated as of the last day of such six-month period;"

      (j) Section 5.1(a)(x) of the Credit Agreement shall be further amended by
(i) deleting the word "and" from the end of clause (E) thereof, (ii) changing "." at the end of clause (F) thereof to "; and", and (iii) adding the following new clause (G) immediately following clause (F) thereof:

            "(G) As soon as available and in any event no later than thirty (30) days after the end of each quarterly period ended March 31, June 30, September 30 and December 31 of each year, commencing with the quarterly period ending June 30, 1998, a Recourse Servicing Portfolio Report dated as of the last day of such quarterly period."


      (k) Section 5.1(i) of the Credit Agreement shall be amended to read as follows:

            "(i) Year 2000 Issue. Take, and shall cause each of its Subsidiaries to take, all necessary action to complete in all materials respects by June 30, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for such Borrower and its Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of such Borrower or any of its Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed. At the request of the Agent, such Borrower shall provide, and shall cause each of its Subsidiaries to provide, to the Agent reasonable assurance of its compliance with the preceding sentence."

      (l) Section 5.2(o) of the Credit Agreement shall be amended to read as follows:

            "(o) Negative Pledges. Unless (i) the Facility 2 Commitments and the Servicing Commitments have been terminated by the Borrowers, (ii) all Facility 2 Loans and related Obligations and Servicing Loans and Servicing Obligations have been repaid or paid, respectively, by the Borrowers, (iii) no Potential Default or Event of Default has occurred and is continuing, and (iv) the Borrowers and the Lenders have agreed


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            upon the terms and conditions upon which this Agreement and the
            Facility 1 Commitments shall remain in effect (as contemplated in Section 2.7(b)), agree with any Person or Persons (other than with the Lenders pursuant to this Agreement and the Servicing Lenders pursuant to the Servicing Credit Agreement) not to create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon the Servicing Portfolio or any rights relating thereto, including, without limitation, any rights to receive payments in connection with the Servicing Portfolio (including, without limitation, any reimbursement of principal and interest advances, taxes and insurance advances and any other servicing advances)."

      (m) The following new Section 5.2(p) shall be added to the Credit Agreement immediately following Section 5.2(o) thereof:

            "(p) Recourse Obligations. In the case of DFC, without the prior written consent of the Agent, acting at the direction of the Required Lenders, enter into any transaction whereby (i) DFC sells Mortgage-Backed Securities or Mortgage Loans and remains obligated to repurchase (whether conditionally or unconditionally) such Mortgage-Backed Securities or Mortgage Loans or has retained other recourse obligations with respect thereto, or (ii) DFC assumes or otherwise incurs recourse obligations with respect to Mortgage-Backed Securities or Mortgage Loans included in its Servicing Portfolio, if, in either case, in the reasonable judgment of the management of DFC, the aggregate obligations of DFC in connection with such transaction and all previous transactions of the type described in clauses (i) and (ii) above for which DFC is then obligated could, if DFC is required to perform such obligations, result in a decrease in DFC's Book Net Worth by a Material Amount."

      (n) Section 5.3(a) of the Credit Agreement shall be amended to read as follows:

                  "(a) Total Liabilities. Permit DFC on a consolidated basis
            (excluding any Subsidiaries that are not primarily engaged primarily in the business of mortgage banking as reasonably determined by the Agent) to incur Total Liabilities in excess of the sum of (i) one hundred percent (100%) of "Cash" or "Cash equivalents";
            (ii) ninety-five percent (95%) of the sum of (A) "Mortgage Loans held for sale", (B) "Mortgage-backed securities held for trading" (but excluding "interest only securities" included therein), and (C) "U.S. Treasury & Other AAA Rated Investments that are held to maturity or available for sale"; (iii) ninety percent (90%) of "Accrued interest receivable"; (iv) eighty percent (80%) of the sum of (A) "Mortgage-backed securities held to maturity", (B) "Accounts receivable and mortgage servicing advances", and (C) "Mortgage-backed securities available for sale"; (v) eighty percent (80%) of "prepaid and other assets" (excluding investment in Subsidiaries); (vi) fifty percent (50%) of the sum of (A) "Property, leasehold


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            improvements and equipment" and (B) "Real estate held for sale";
            (vii) sixty-five percent (65%) of "interest only securities"; and
            (viii) one percent (1.0%) of the principal amount of Mortgage Loans owned by Persons not affiliated with DFC or DMC or any of their Affiliates (unless covered by a Permitted Affiliate Servicing Agreement) for which DFC or DMC owns the direct servicing rights. All quoted terms used in the preceding sentence shall have the same meanings, and shall continue to be calculated and classified in the same manner, as the terms used in the balance sheet of DFC and its consolidated Subsidiaries referred to in Section 4.4(a)."

      (o) Section 5.3(b) of the Credit Agreement shall be amended to read as follows:

                  "(b) Adjusted Tangible Net Worth. Permit Adjusted Tangible Net
            Worth at anytime to be less than $108,000,000."

      (p) Section 5.3(c) of the Credit Agreement shall be amended to read as follows:

                  "(c) Book Net Worth. Permit Book Net Worth at any time to be less than $126,000,000."

      (q) Section 5.3(e) of the Credit Agreement shall be amended to read as follows:

            "(e) Servicing Portfolio. Permit DFC on a consolidated basis (excluding any Subsidiaries that are not primarily engaged in the business of mortgage banking as reasonably determined by the Agent) to maintain a Servicing Portfolio of Mortgage Loans with an aggregate outstanding principal balance of less than $3,500,000,000 or such lesser amount as shall be agreed by the Lenders in their sole discretion."

      (r) Section 6.1 of the Credit Agreement shall be amended by adding the following new subparagraph (k) immediate following subparagraph (j) thereof and relettering subparagraphs "(k)" and "(l)" thereof as subparagraphs "(l)" and "(m)", respectively:

            "(k) Servicing Event of Default. A Servicing Event of Default shall occur;"

      (s) The first sentence of Section 8.6(c) of the Credit Agreement shall be amended to read as follows:

            "Subject to the limitations set forth below, no Lender may assign its rights or delegate its obligations under this Agreement and the other Loan Documents to any other financial institution without the prior consent of the Agent and the Borrowers (such consent not to be unreasonably withheld); provided that (i) no Lender may make an assignment hereunder to a Person (other than an Affiliate of such Lender or an existing Lender) that is not a financial institution,
            (ii) each assignment shall


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            include a corresponding portion of such Lender's Commitments, Loans,
            Servicing Commitments and Servicing Loans, it being the intent of the Lenders that each Lender and each subsequent Lender added hereunder by way of assignment or otherwise shall have and maintain the same pro rata interest in all Commitments, Loans, Servicing Commitments and Servicing Loans, and (iii) an assignment fee in the amount of $3,500 for each assignment hereunder shall be payable to the Agent by the applicable assignee."

      (t) Exhibit K to the Credit Agreement shall be amended by amending clause
(b)(i) thereof to read as follows:

            "(i) No prepayment or amortization of the principal amount of any subordinate debt (the "SUBORDINATE DEBT") shall be permitted;"

      (u) Exhibit N to the Credit Agreement shall be amended by adding Mario S. Levis as an Authorized Officer of Doral Mortgage Corporation.

      (v) Exhibit T to the Credit Agreement shall be re-labelled "Exhibit T-1" and Exhibit T-2 shall be added to the Credit Agreement in the form of Exhibit T-2 hereto.

      Section 2. Acknowledgement of Obligations under Loan Documents. The Borrowers hereby acknowledge and agree that any reference to the "Obligations" in the Loan Documents, including, without limitation, each of the Security Agreements, shall refer to the "Obligations" as defined in Section 1(c) of this Amendment.

      Section 3. Representations and Warranties. The Borrowers represent and warrant that, on and as of the date hereof, all of the representations and warranties made by them in the Credit Agreement and the other Loan Documents are true and correct as if made on and as of the date hereof and no Potential Default or Event of Default has occurred and is continuing.

      Section 4. Effectiveness. This Amendment shall become effective as of the date hereof upon delivery to the Agent of (i) counterparts of this Amendment and of the Servicing Credit Agreement, duly executed and delivered by the parties hereto and thereto, together with all related instruments, documents and agreements required to be delivered hereunder and thereunder, and (ii) additional Security Agreements in substantially the form of Exhibits C, D and E to the Credit Agreement, duly executed and delivered by the parties thereto, provided that the execution and delivery of such Security Agreements shall not affect any of the Security Agreements in effect as of the date of this Amendment, which Security Agreements shall remain in full force and effect.

      Section 5. Intercreditor Agreement. Each of the Agent, the Servicing Collateral Agent and the Lenders agrees that the Intercreditor Agreement dated as of November 5, 1997, between the Agent, the Servicing Collateral Agent, the Lenders and each of the Servicing Secured Parties (as


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defined therein), as amended, supplemented or otherwise modified to the date hereof, shall be terminated as of the effective date of this Amendment without any further action by any party hereto or thereto.

      Section 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing any such counterpart.

      Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

      Section 8. Miscellaneous. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect. Nothing contained herein shall operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.








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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                              DORAL FINANCIAL CORPORATION,
                              as a Borrower

                              By:   /s/ MARIO S. LEVIS
                                    -----------------------------------------
                              Name:  Mario S. Levis
                              Title: Executive Vice President and Treasurer


                              DORAL MORTGAGE CORPORATION,
                              as a Borrower

                              By:   /s/ MARIO S. LEVIS
                                    -----------------------------------------
                              Name:  Mario S. Levis
                              Title: Executive Vice President and Treasurer


Facility 1 Commitment:        BANKERS TRUST COMPANY,
$25,000,000                   as Agent and as a Lender

Facility 2 Commitment:        By:   /s/ KEVIN M. MCCANN
$2,000,000                          -----------------------------------------
                              Name: Kevin M. McCann
                              Title:Principal


Facility 1 Commitment:        FIRST UNION NATIONAL BANK,
$25,000,000                   as a Lender

Facility 2 Commitment:
$2,000,000                    By:   /s/ R. STEVEN HALL
                                    -----------------------------------------
                              Name: R. STEVEN HALL
                                    -----------------------------------------
                              Title:Vice President
                                    -----------------------------------------






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Facility 1 Commitment:        BANKBOSTON, N.A. (formerly known as
$25,000,000                   The Bank of Boston),
                              as a Lender
Facility 2 Commitment:
$2,000,000                    By:   /s/ PAUL CHMIELINSKI
                                    -------------------------------------
                              Name: PAUL CHMIELINSKI
                                    -------------------------------------
                              Title:Vice President
                                    -------------------------------------



Facility 1 Commitment:        THE BANK OF NEW YORK,
$25,000,000                   as a Lender

Facility 2 Commitment:        By:   /s/ ROBERT A. TWEED
                                    -------------------------------------
$2,000,000                    Name: ROBERT A. TWEED
                                    -------------------------------------
                              Title:Vice President
                                    -------------------------------------



Facility 1 Commitment:        NATIONAL CITY BANK OF KENTUCKY,
$25,000,000                   as a Lender

Facility 2 Commitment:        By:   /s/ ROBERT J. OGBURN
                                    -------------------------------------
$2,000,000                    Name: ROBERT J. OGBURN
                                    -------------------------------------
                              Title:Vice President
                                    -------------------------------------





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                                                                   EXHIBIT L-2

                 FORM OF RECOURSE SERVICING PORTFOLIO REPORT






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